Exhibit 99.1

NEWS RELEASE

CONTACT:	6110 Executive Blvd., Suite 800
Sara Grootwassink	Rockville, Maryland 20852
Chief Financial Officer	Tel 301-984-9400
Direct Dial: 301-255-0820	Fax 301-984-9610
E-Mail: sgrootwassink@writ.com	www.writ.com

Newspaper Quote: WRIT

Page 1 of 7	FOR IMMEDIATE RELEASE	April 17, 2007

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES

FIRST QUARTER 2007 RESULTS

Washington Real Estate Investment Trust (WRIT) (NYSE: WRE) reported financial and operating results today for the first quarter ended March 31, 2007:

•

Net income for the quarter ended March 31, 2007 was $9.4 million, or $0.21 per diluted share, compared to $10.6 million, or $0.25 per diluted share in the same period one year ago. The decrease is primarily due to depreciation and amortization associated with owning more properties. Recent acquisitions increased revenue by $9.3 million, while interest expense increased $4.1 million, as the acquisitions were funded primarily by debt.

•

Funds from Operations (FFO) (1) for the quarter ended March 31, 2007 was $26.2 million, or $0.58 per diluted share, an increase of $3.6 million, or $0.04 per diluted share from the prior year. Recent acquisitions increased revenue by $9.3 million, while interest expense increased $4.1 million, as the acquisitions were funded primarily by debt.

Operating Results

Core Net Operating Income (NOI) (3) for the first quarter increased 2.6% compared to the same period one year ago, and increased 3.1% from the prior quarter. The increases in Core NOI are primarily due to increased economic occupancy and rental rate growth in WRIT’s general purpose office and retail sectors.

•

General purpose office properties’ Core NOI increased 4.7% compared to the same period one year ago and increased 3.6% from the prior quarter. The gains are primarily due to increased occupancy, 230 bps higher than the same period the prior year and 60 bps higher than the prior quarter.

•

Retail properties’ Core NOI increased 7.3% compared to the same period one year ago and increased 13.9% from the prior quarter. The gains are due to rental rate increases associated with the completion of The Shoppes at Foxchase, a redevelopment project completed in fourth quarter 2006.

•

Medical office properties’ Core NOI decreased 0.5% compared to the same period one year ago and increased 7.6% from the prior quarter. Occupancy remains high for the medical office sector at 98.8% with no change from the prior year.

•

Multifamily properties’ Core NOI increased 1.3% compared to the same period one year ago and decreased 6.7% from the prior quarter. The decrease from the prior quarter is primarily due to the decline in occupancy and increased operating expenses for snow removal and real estate taxes.

•

Industrial properties’ Core NOI decreased 3.8% compared to the same period one year ago and decreased 4.8% from the prior quarter. The decrease is primarily due to increased operating expenses for snow removal, utilities and real estate taxes.

Core occupancy was 94.2% during the first quarter of 2007, an increase of 50 bps from the same period the prior year.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Development Activity

At quarter end, three development projects were in progress:

•

Bennett Park, formerly Rosslyn Towers, is a ground-up development project in Arlington, VA consisting of high-rise and mid-rise class A apartment buildings with a total of 224 units and 5,900 square feet of retail space. Construction is anticipated to be complete on the high-rise building in fourth quarter 2007 and on the mid-rise in third quarter 2007. Total cost of the project is estimated to be $76.6 million.

•

The Clayborne Apartments, formerly South Washington Street, is a ground-up development project in Alexandria, VA, adjacent to our 800 South Washington retail property. This project is a 75-unit high-end apartment building that will include 2,600 square feet of additional retail space. Construction is anticipated to be completed on the building in second quarter 2007. Total cost of the project is estimated to be $32.7 million.

•

Dulles Station is a 180,000 square foot development project of office and retail space located in Herndon, VA. Phase One of the Dulles Station development is anticipated to be complete in the third quarter 2007 with an estimated cost of $52.0 million.

Acquisition Activity

During the first quarter of 2007, WRIT acquired approximately $155 million of assets. Acquisitions this quarter included a portfolio of five industrial/flex buildings, one class A, general purpose office building, and one medical office building. The acquisitions were financed with cash from operations, borrowings on our line of credit, and proceeds from the January convertible note offering.

•

On February 8, 2007, WRIT acquired a portfolio of five single-story flex buildings, consisting of 157,000 square feet, within 270 Technology Park in Frederick, Maryland for $26.5 million. 270 Technology Park presents a solid investment opportunity in high-quality flex buildings ideally located with excellent visibility just south of the City of Frederick along I-270 in one of Frederick’s fast-growing development areas.

•

On March 1, 2007, WRIT acquired the 100% leased Monument II, a class A, 205,000 square foot, eight-story office building with a detached five-level parking garage located along the Dulles Toll Road in Herndon, Virginia for $78.2 million. Monument II was completed in 2000 as part of the Monument at Worldgate complex, a mixed-use development consisting of class A office, retail, restaurants, hotels, health clubs, and residential buildings.

•

On March 9, 2007, WRIT acquired 2440 M Street, a class A medical office building, consisting of 110,000 square feet, with a three-level parking garage in northwest Washington, D.C. for $50.0 million. 2440 M Street is well-positioned in the West End business district, just three blocks from George Washington University Hospital and 1 1/2 miles from Georgetown University Hospital.

Capital Structure

On January 17, 2007, WRIT issued $135 million of 3 7/8% Convertible Senior Notes due 2026. WRIT used the net proceeds from the offering to repay borrowings under its lines of credit and for general corporate purposes. The $15 million over-allotment option was exercised and closed on January 30, 2007.

On February 14, 2007, the Trustees of WRIT announced a quarterly dividend of $.4125 per share to be paid on March 30, 2007 to shareholders of record on March 14, 2007. This is WRIT’s 181st consecutive quarterly dividend at equal or increasing rates. WRIT dividends have increased every year for 36 consecutive years.

As of March 31, 2007 WRIT had a total capitalization of $2.9 billion.

Earnings Guidance

WRIT is increasing its previously issued 2007 FFO per share guidance to $2.23-$2.26 from $2.17-$2.20. The increase in FFO is due to the repayment of higher interest rate debt with the January convertible note offering and our accelerated acquisition pace.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Annual Meeting

WRIT’s annual shareholders’ meeting will be held at the Bethesda North Marriott Hotel & Conference Center, 5701 Marinelli Road, North Bethesda, Maryland (Northwest corner of Rockville Pike and Marinelli Rd., across the street from the White Flint Metro Stop) on Thursday, May 17, 2007 at 11:00 a.m.

Conference Call Information

WRIT will conduct a Conference/Webcast Call to discuss 1st Quarter Earnings on Wednesday, April 18, 2007 at 11:00 A.M., Eastern Time. Conference call access information is as follows:

USA Toll Free Number:	1-888-271-8857
International Toll Number:	1-706-679-7697
Leader:	Sara Grootwassink
Conference ID:	4033352

The instant replay of the Conference Call will be available until May 2, 2007 at 11:59 PM Eastern Time. Instant Replay access information is as follows:

USA Toll Free Number:	1-800-642-1687
International Toll Number:	1-706-645-9291
Conference ID:	4033352

The live on-demand webcast of the Conference Call will also be available on WRIT’s website at www.writ.com. On-line playback of the webcast will be available at http://www.writ.com for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington/Baltimore metropolitan region. WRIT owns a diversified portfolio of 85 properties consisting of 14 retail centers, 25 general purpose office properties, 14 medical office properties, 23 industrial/flex properties, 9 multi-family properties and land for development. WRIT’s dividends have increased every year for 36 consecutive years and FFO per share has increased every year for 34 consecutive years. WRIT shares are publicly traded on the New York Stock Exchange (symbol: WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.

Certain statements in this press release and the supplemental disclosures attached hereto are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions, the timing and pricing of lease transactions and changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2006 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1)

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

(2)

Funds Available for Distribution (“FAD”) is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
(3)

For purposes of evaluating comparative operating performance, we categorize our properties as “core” or “non-core”. Core Operating NOI is calculated as real estate rental revenue less real estate operating expenses for those properties owned for the entirety of the periods being evaluated. Core Operating NOI is a non-GAAP measure.

Economic Occupancy Levels by Core Portfolio (i) and All Properties
	Core Portfolio			All Properties
Sector	1ST QTR 2007		1ST QTR 2006	1ST QTR 2007		1ST QTR 2006

Multifamily	90.6	% (ii)	90.8%	90.6%		90.8%
Office Buildings	93.7%		91.4%	92.9%		91.1%
Medical Office	98.8%		98.8%	98.9%		98.8%
Retail Centers	97.3%		99.5%	94.8	% (iii)	99.5%
Industrial/Flex Centers	93.9%		94.0%	94.2%		93.5%
Overall Portfolio	94.2%		93.7%	93.8%		93.4%

(i)

Core portfolio properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q1 2007 and Q1 2006, core portfolio properties exclude: Office Acquisitions: Monument II, 6565 Arlington Blvd, West Gude Office Park and The Ridges; Medical Office Acquisitions: 2440 M Street, Alexandria Professional Center, 9707 Medical Center Drive, 15001 Shady Grove Rd, Plumtree Medical Center, 15005 Shady Grove Rd and The Crescent; Retail Acquisitions: Randolph Shopping Center and Montrose Shopping Center, and Industrial Acquisitions: 270 Technology Park, Hampton Overlook, Hampton South and 9950 Business Parkway.

(ii)	Multifamily occupancy level for Q107 is 91.3% without the impact of units off-line for planned renovations. The overall portfolio occupancy is 94.4% without this impact.
(iii)	Montrose Shopping Center was 58% leased when purchased in May 2006.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
OPERATING RESULTS	2007	2006
Revenue

Real estate rental revenue	$60,798	$49,220
Expenses

Real estate expenses	18,959	14,777

Depreciation and amortization	16,378	11,496

General and administrative	2,883	2,656

	38,220	28,929

Other (expense) income:

Interest expense	(14,376)	(10,322)

Other income	618	170

	(13,758)	(10,152)

Income from continuing operations	8,820	10,139

Discontinued operations:

Income from operations of properties sold or held for sale	589	493

Net Income	$9,409	$10,632

Income from continuing operations	$8,820	$10,139

Continuing operations real estate depreciation and amortization	16,378	11,496

Funds from continuing operations	$25,198	$21,635

Income from discontinued operations before gain on disposal	589	493

Discontinued operations real estate depreciation and amortization	397	472

Funds from discontinued operations	986	965

Funds from operations(1)	$26,184	$22,600

Tenant improvements	(2,161)	(2,695)

External and internal leasing commissions capitalized	(2,068)	(960)

Recurring capital improvements	(1,936)	(2,295)

Straight-line rents, net	(1,171)	(812)

Non real estate depreciation & amortization of debt costs	750	495
Amortization of lease intangibles, net	(595)	13
Amortization and expensing of restricted share and unit compensation	782	340
Funds Available for Distribution (2)	$19,785	$16,686

Certain prior year amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

		Three Months Ended March 31,
Per Share Data		2007	2006
Income from continuing operations	(Basic)	$0.20	$0.24
	(Diluted)	$0.20	$0.24
Net income	(Basic)	$0.21	$0.25
	(Diluted)	$0.21	$0.25
Funds from continuing operations	(Basic)	$0.56	$0.51
	(Diluted)	$0.56	$0.51
Funds from operations	(Basic)	$0.58	$0.54
	(Diluted)	$0.58	$0.54
Dividends paid		$0.4125	$0.4025
Weighted average shares outstanding		44,931	42,052
Fully diluted weighted average shares outstanding		45,153	42,197

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands)

	(Unaudited)
	March 31,	December 31,
	2007	2006
Assets
Land	$316,269	$288,821
Income producing property	1,394,944	1,264,442

	1,711,213	1,553,263
Accumulated depreciation and amortization	(290,663)	(277,016)

Net income producing property	1,420,550	1,276,247
Development in progress (4)	136,831	120,656

Total investment in real estate, net	1,557,381	1,396,903

Investment in real estate sold or held for sale	29,167	29,551
Cash and cash equivalents	7,305	8,721
Restricted cash	5,143	4,151
Rents and other receivables, net of allowance for doubtful accounts of $3,735 and $3,464, respectively	33,342	31,649
Prepaid expenses and other assets	68,960	58,192
Other assets related to properties sold or held for sale	2,039	2,098

Total Assets	$1,703,337	$1,531,265

Liabilities
Notes payable	$879,035	$728,255
Mortgage notes payable	228,367	237,073
Lines of credit	91,200	61,000
Accounts payable and other liabilities	52,227	45,089
Advance rents	6,838	5,894
Tenant security deposits	9,510	9,231
Other liabilities related to property sold or held for sale	1,062	1,053

Total Liabilities	1,268,239	1,087,595

Minority interest	1,758	1,739

Shareholders’ Equity
Shares of beneficial interest, $.01 par value; 100,000 shares authorized: 45,045 and 45,042 shares issued and outstanding, respectively	451	451
Additional paid-in capital	501,325	500,727
Distributions in excess of net income	(68,436)	(59,247)

Total Shareholders’ Equity	433,340	441,931

Total Liabilities and Shareholders’ Equity	$1,703,337	$1,531,265

Note:  Certain prior year amounts have been reclassified to conform to the current year presentation.

(4)	Includes cost of land acquired for development.